                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                  Date of Event Reported:  October 15, 1997



                               ELEK-TEK, INC.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its Charter)




                                                                 36-3042018
         Delaware                       0-22064              ------------------
----------------------------    ------------------------       (IRS Employer
(State or other jurisdiction    (Commission File Number)     Identification No.)
of incorporation)




7350 N. Linder Avenue, Skokie, Illinois                   60077
------------------------------------------              ----------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     (847) 677-7660

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Items 2 and 3.  Acquisition or Disposition of Assets and Bankruptcy or
                Receivership

     On September 17, 1997, Elek-Tek, Inc. ("Elek-Tek") entered into an asset purchase agreement with Creative Computers, Inc. ("Creative Computers") pursuant to which Elek-Tek agreed to sell substantially all of its assets to Creative Computers. On September 17, 1997, Elek-Tek also filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the District of Delaware. On October 15, 1997, Elek-Tek and Creative Computers consummated the sale of substantially all of Elek-Tek's assets to Creative Computers, pursuant to an order entered on October 9, 1997 by the United States Bankruptcy Court for the District of Delaware. The purchase price was $29 million. As a result, limited funds will be available for distribution to general unsecured creditors of Elek-Tek. No funds will be available for distribution to stockholders of Elek-Tek. The foregoing summary of the terms of the asset purchase agreement is qualified in its entirety by reference to the provisions of the asset purchase agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K of Elek-Tek, Inc. dated September 17, 1997 and is hereby incorporated herein by reference.

     Elek-Tek has been notified by the National Association of Securities Dealers (NASDAQ) that Elek-Tek's common stock will be delisted from the NASDAQ Stock Market on Thursday, October 23, 1997.

Item 7.  Financial Statements and Exhibits

(2) Asset Purchase Agreement between Elek-Tek, Inc. and Creative Computers, Inc. dated as of September 17, 1997 (incorporated herein by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K dated September 17, 1997).


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 23, 1997

                                         ELEK-TEK, INC.
                                         (Registrant)


                                         /s/ Richard L. Rodriguez
                                         --------------------------------------
                                         Richard L. Rodriguez,
                                         President and Chief Executive Officer